SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

August 18, 2006
Date of Report (Date of earliest event reported)

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170
(Address of principal executive offices)

(734) 207-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 18, 2006, Metaldyne Corporation (the “Company”) and its wholly-owned subsidiary, Metaldyne Company LLC, entered into an Amended and Restated Credit Agreement, dated as of August 18, 2006 (the “Amended and Restated Credit Agreement”), among the Company, Metaldyne Company LLC, the foreign subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and Deutsche Bank, as Syndication Agent. The Amended and Restated Credit Agreement effects the following principal changes, as well as updating and technical changes: (a) it replaces the $200.0 million revolving credit facility that was to expire in 2007 with (i) a $50.0 million revolving credit facility and (ii) a $150.0 million deposit-linked supplemental revolving facility, each of which will mature in August 2011; provided that if prior to October 2009 the maturity of the existing Term Loans is not extended beyond August 2011 or the existing Term Loans are not otherwise refinanced with new Term Loans that mature after August 2011, then the maturity of the revolving credit facility and the supplemental revolving facility will expire on December 31, 2009, (b) it provides technical amendments to permit certain foreign subsidiaries to relocate within the existing corporate organizational structure, (c) it eliminates the leverage based pricing step-downs on the revolving credit facility, (d) it reduces the effective applicable margin on the revolving credit facility to 3.25% per annum with respect to LIBOR based borrowings and 2.25% per annum with respect to ABR based borrowings and (e) it fixes the applicable margin on the supplemental revolving credit facility at 4.5% per annum.

The Amended and Restated Credit Agreement contains customary representations and warranties and affirmative and negative covenants. A violation of these covenants could result in a default under the Amended and Restated Credit Agreement, which could permit the Administrative Agent or the lenders to restrict the Company's ability to borrow under the Amended and Restated Credit Agreement and require the immediate repayment of any outstanding advances under the Amended and Restated Credit Agreement. Principal and interest not paid when due shall bear interest at an increased rate.

The description set forth herein of the terms and conditions of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of such Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained under the heading “Entry Into a Material Definitive Agreement” in Item 1.01 above, which disclosure is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit 10.1
Amended and Restated Credit Agreement, dated as of August 18, 2006, among Metaldyne Corporation, Metaldyne Company LLC, the Foreign Subsidiary Borrowers Party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and Deutsche Bank, as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2006

METALDYNE CORPORATION
By: /s/ Jeffrey M. Stafeil
Name: Jeffrey M. Stafeil
Title: Executive Vice President
and Chief Financial Officer